UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Value Line, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

VALUE LINE, INC.
220 East 42nd Street
New York, New York 10017

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be Held April 16, 2010

9:00 a.m.

TO THE SHAREHOLDERS:

Notice is hereby given that a Special Meeting (the “Special Meeting”) of the shareholders of Value Line, Inc. (the “Company”) has been requested by Arnold Bernhard & Co., Inc. (“AB & Co.”), the beneficial owner of 8,633,733 common shares, par value $.10 per share (the “Shares”) of the Company, representing approximately 86.5% of the outstanding Shares.  The Special Meeting will be held at 9:00 a.m., New York City time, on April 16, 2010, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 to consider the following proposal (the “Proposal”):

1.
To remove, without cause, one or more of the following members of the Company’s Board of Directors (the “Board”):  Marion N. Ruth, Ruth Legon, Robert M. Perkins, Edward J. Shanahan and Herbert Pardes (the “Independent Directors”) (and any person or persons elected, appointed or designated by the Board to fill any vacancy or newly created directorship on or after February 26, 2010 and prior to completion of the Special Meeting).

AB & Co.’s reasons for convening the Special Meeting and seeking the removal of one or more of the Independent Directors are set forth under “AB & Co.’s Reasons for the Special Meeting” in the attached Proxy Statement.

The Board is not making any recommendation to shareholders as to how they should vote their Shares on the Proposal.

Shareholders of record at the close of business on March 26, 2010 will be entitled to notice of, to attend and to vote at the Special Meeting and any postponement or adjournment thereof.  This Notice of Special Meeting of Shareholders and attached Proxy Statement are first being mailed to the Company’s shareholders on or about March [●], 2010.

If you hold your Shares in your name and are attending the Special Meeting, please bring your admission ticket included with the attached Proxy Statement as well as a form of government issued photo identification.  If your Shares are held indirectly in the name of a bank, broker or other nominee (in “street name”), please also request a letter or some other evidence of ownership from your bank, broker or other nominee, as well as proper authorization if you wish to vote your Shares in person, and bring these documents to the Special Meeting.  Directions to the Special Meeting may be obtained by sending an e-mail request to vlcr@valueline.com or calling 212-907-1605.

As a result of its ownership of approximately 86.5% of the Shares, AB & Co. has the right to vote a sufficient number of Shares at the Special Meeting to approve the Proposal and, if it should so elect, to remove one or more of the Independent Directors without the affirmative vote of any other holder of Shares.  Accordingly, if AB & Co. determines to vote its Shares in favor of the removal of any Independent Director or other proposal presented at the Special Meeting, the approval of such proposal at the Special Meeting is assured without the vote of any other shareholder.  AB & Co. has informed the Company that while AB & Co. currently expects to vote all of its Shares with respect to the removal of one or more of the Independent Directors who are then serving on the Board, it has not made a voting decision with respect to which, if any, of the Independent Directors it will vote to remove at the Special Meeting.

We urge you to carefully consider the information contained in the attached Proxy Statement.  You may vote by signing, dating and returning the enclosed proxy card today.

THOMAS T. SARKANY Secretary

New York, New York
March [●], 2010

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

VALUE LINE, INC.
220 East 42nd Street
New York, New York 10017

SPECIAL MEETING OF SHAREHOLDERS — APRIL 16, 2010

PROXY STATEMENT

The following information is furnished to each shareholder in connection with the foregoing Notice of Special Meeting of Shareholders of Value Line, Inc. (the “Company”) to be held on April 16, 2010 at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, at 9:00 a.m., New York City time.  The enclosed proxy is for use at the meeting and any postponement or adjournment thereof (the “Special Meeting”).  This proxy statement (this “Proxy Statement”) and form of proxy are being mailed to shareholders on or about March [●], 2010.

On February 26, 2010, in accordance with the Amended and Restated By-Laws (the “By-Laws”) of the Company, Arnold Bernhard & Co., Inc., a New York corporation (“AB & Co.”), as holder of approximately 86.5% of the outstanding common stock of the Company, par value $.10 per share (the “Shares”), requested that the Special Meeting be held for the purpose of considering the following proposal (the “Proposal”):

1.
To remove, without cause1, one or more of the following members of the Company’s Board of Directors (the “Board”): Marion N. Ruth, Ruth Legon, Robert M. Perkins, Edward J. Shanahan and Herbert Pardes (the “Independent Directors”) (and any person or persons elected, appointed or designated by the Board to fill any vacancy or newly created directorship on or after February 26, 2010 and prior to completion of the Special Meeting).

The Board is not making any recommendation to shareholders as to how they should vote their Shares on the Proposal.

Two of the non-Independent Directors have relationships with AB & Co. and therefore may have a conflict with respect to certain matters pertaining to the Company and AB & Co.  Edgar A. Buttner is a director of AB & Co. and the son of the sole voting shareholder of AB & Co. and Howard A. Brecher, Acting Chief Executive Officer and Chairman of the Company, is Vice President, Secretary, Treasurer, General Counsel and Director of AB & Co.

In accordance with the By-Laws and in response to the request from AB & Co., on February 26, 2010, Thomas T. Sarkany, the Company’s Secretary, called the Special Meeting for April 16, 2010.

The enclosed proxy is being solicited by the Company at the request of AB & Co.  A proxy executed on the enclosed form may be revoked by the shareholder at any time before the Shares are voted by delivering written notice of revocation to the Secretary of the Company, by executing a later dated proxy or by attending the Special
________________

1	AB & Co.’s reasons for convening the Special Meeting and seeking the removal of one or more of the Independent Directors are set forth under “AB & Co.’s Reasons for the Special Meeting.”

Meeting and voting in person.  Shares represented by properly executed proxy cards will be voted at the Special Meeting as marked and, in the absence of specific instructions, will be treated as abstentions from the Proposal.

The expense in connection with the solicitation of proxies will be borne by the Company.

Only shareholders of record at the close of business on March 26, 2010 will be entitled to notice of, to attend and to vote at the Special Meeting.  On that date, there were 9,981,600 Shares issued and outstanding, the holders of which are entitled to one vote per Share.

Under the New York Business Corporation Law (the “BCL”) and the By-Laws, the presence, in person or by proxy, of the holders of a majority of the outstanding Shares entitled to vote on a particular matter is necessary to constitute a quorum of shareholders to take action at the Special Meeting with respect to such matter.  For these purposes, Shares that are present, or represented by a proxy, at the Special Meeting will be counted for quorum purposes regardless of whether the holder of the Shares or proxy fails to vote on any particular matter, or “abstains” on any matter, or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any particular matter.  Once a quorum of the shareholders is established, under the BCL and the Company’s By-Laws, each Independent Director with respect to whom a majority of the Shares represented at the Special Meeting are voted in favor of removal will be removed and any other matter presented at the Special Meeting will be decided by a majority of the votes cast on the matter.  For voting purposes (as opposed to for purposes of establishing a quorum) abstentions and broker “non-votes,” if any, will have the same effect as a vote against the removal of an Independent Director, but will have no effect in determining whether any other matter has been approved.

As a result of its ownership of approximately 86.5% of the Shares, AB & Co. has the right to vote a sufficient number of Shares at the Special Meeting to approve the Proposal and, if it should so elect, to remove one or more of the Independent Directors without the affirmative vote of any other holder of Shares.  Accordingly, if AB & Co. determines to vote its Shares in favor of the removal of any Independent Director or other proposal presented at the Special Meeting, the approval of such proposal at the Special Meeting is assured without the vote of any other shareholder.  AB & Co. has informed the Company that while AB & Co. currently expects to vote all of its Shares with respect to the removal of one or more of the Independent Directors who are then serving on the Board, it has not made a voting decision with respect to which, if any, of the Independent Directors it will vote to remove at the Special Meeting.

The Company’s principal executive offices are located at 220 East 42nd Street, New York, New York 10017.

AB & CO.’S REASONS FOR THE SPECIAL MEETING

AB & Co., the majority shareholder of the Company, has advised the Company of the following reasons for requesting the Special Meeting.

AB & Co., as majority shareholder of the Company, believes that it is important to the future success of the Company that it be able to work cooperatively and constructively with the Independent Directors, Marion N. Ruth, Ruth Legon, Robert M. Perkins, Edward J. Shanahan and Herbert Pardes.  AB & Co. requested the Special Meeting to consider the Proposal because, as the majority shareholder of the Company, it agrees with the Acting Chief Executive Officer of the Company and the non-Independent Directors and disagrees with the Independent Directors with respect to, among other things, various matters of corporate policy.  These matters include, among other things: (i) the Company's capital allocation and dividend policy and (ii) the Company's response to two derivative shareholder lawsuits filed in New York County Supreme Court, which were subsequently consolidated (the “Litigation”), and the validity of, continuing need for and role of a special committee of the Board relating to the Litigation.  See below under “– Litigation and the Special Litigation Committee” for a description of the Litigation.

At a special meeting of the Board held on February 17, 2010, the Board voted to increase the size of the Board to ten directors and appointed Mitchell E. Appel, Mr. Sarkany and Stephen R. Anastasio to the Board.  The Acting Chief Executive Officer of the Company, supported by AB & Co., believed that the Board would benefit by adding Board members who are officers of the Company and are familiar with the Company’s business.

On February 17, 2010, in accordance with the By-Laws, notice was given to all directors of a special meeting of the Company’s Board to be held on February 22, 2010.  The notice for such meeting stated that the purpose of the meeting was to discuss how to resolve the Litigation.  AB & Co. believes that the special litigation committee of the Company was not validly constituted according to the Company's charter and should be disbanded.  The committee members believe that the special litigation committee was validly constituted and should be permitted to do its work and that all five Independent Directors should have the benefit of advice of their own counsel related to the exercise of their fiduciary duties prior to the February 22nd Board meeting.  As a result, none of the Independent Directors attended the February 22nd Board meeting, which was adjourned to a later date and never reconvened.

On March 12, 2010, the Board held a special meeting to, among other things, make a determination as to the Board’s position on the Proposal, approve the filing with the Securities and Exchange Commission (the “SEC”) of preliminary proxy materials related to the Special Meeting, and set a record date for the Special Meeting.  At such Board meeting, the Independent Directors expressed their view that more time was needed to review the preliminary proxy materials presented.  At the request of the Independent Directors, the meeting was adjourned until March 16, 2010 to provide additional time to review such preliminary proxy materials.  At such adjourned meeting, the Board (i) determined to take no position as to how shareholders should vote their Shares on the Proposal, (ii) approved the filing of the preliminary proxy materials with the SEC and (iii) set a record date of March 26, 2010 for the Special Meeting.

Dividends

The Acting Chief Executive Officer of the Company and AB & Co. believe that the Company should pay a special dividend of $3.00 per share during the fiscal year ending April 30, 2010 in order to reduce the risk that the Internal Revenue Service would seek to impose a special accumulated earnings tax on the Company in subsequent years.  The Acting Chief Executive Officer of the Company and AB & Co. believe that the Company will retain sufficient capital after such a dividend for all foreseeable business initiatives.  AB & Co. understands that some of the Independent Directors oppose payment of such a dividend because they believe that additional analysis should be undertaken, and a consultant should be hired, with respect to the Company’s strategy and business plan before considering whether such a special dividend would be in the best interests of the Company and whether the Company would have sufficient capital to pursue its business plan following payment of the dividend.

Litigation and the Special Litigation Committee

The Board created a special litigation committee and delegated to the special litigation committee the responsibility to determine the Company’s response to the Litigation and authorized the committee to engage independent counsel to assist the special litigation committee in exercising its responsibilities.  The Litigation is derivative litigation brought on behalf of the Company against AB & Co. and certain of the Company’s current and former directors, alleging breaches of fiduciary duty and other claims relating primarily to the settlement with the SEC and the matters addressed therein as a result of an investigation regarding the execution of portfolio transactions on behalf of the Value Line Funds managed by the Company.  The defendants in the Litigation are AB & Co., Jean B. Buttner, Mr. Brecher, David T. Henigson, Mr. Shanahan, Dr. Pardes, Ms. Ruth, Dr. Buttner and Janet Eakman.  Pursuant to the SEC settlement, in which the Company, Mrs. Buttner and Mr. Henigson neither admitted nor denied the SEC’s allegations, the Company paid disgorgement of approximately $24 million, prejudgment interest of approximately $9.5 million and a $10 million civil penalty and Mrs. Buttner and Mr. Henigson paid civil penalties, resigned as directors and officers of the Company and accepted restrictions upon their association with the Company some of which, in Mrs. Buttner’s case, would become effective one year after the SEC settlement.

Subsequently, a disagreement has arisen as to whether the special litigation committee was validly constituted and presently needed.  AB & Co. believes that the special litigation committee of the Company was not validly constituted according to the Company's charter and should be disbanded.  The Independent Directors believe that each of the members of the special litigation committee are qualified to serve on such committee and that the special litigation committee was validly constituted and should complete its determination of the Company's response to the Litigation.

The Independent Directors believe that, before taking any action with respect to the Litigation, the special litigation committee should be permitted to determine the Company's response to the Litigation.  The Acting Chief Executive Officer of the Company and AB & Co. believe that there is no current need for the special litigation committee and that it would be more cost effective to proceed without funding the potentially significant cost of continuing to involve a special litigation committee in any evaluation of the Litigation.

PROPOSAL
REMOVAL OF CERTAIN EXISTING DIRECTORS

Pursuant to the BCL and Article III, Section 1 of the By-Laws, shareholders, by a majority vote of the shareholders represented at any regular or special meeting of shareholders at which a quorum is present, can remove any director from the Board, with or without cause.  AB & Co. has requested the Special Meeting for the purposes of removing, without cause, one or more of the Independent Directors (and any person or persons elected, appointed or designated by the Board to fill any vacancy or newly created directorship on or after February 26, 2010, and prior to completion of the Special Meeting).  The Independent Directors constitute one-half of the Board and all of the outside, independent directors of the Company.

As discussed above, the Board is not making any recommendation to shareholders as to how they should vote their Shares.

As a result of its ownership of approximately 86.5% of the Shares, AB & Co. has the right to vote a sufficient number of Shares at the Special Meeting to approve the Proposal and, if it should so elect, to remove one or more of the Independent Directors without the affirmative vote of any other holder of Shares.  Accordingly, if AB & Co. determines to vote its Shares in favor of the removal of any Independent Director, the approval of such Proposal at the Special Meeting is assured without the vote of any other shareholder.  AB & Co. has informed the Company that while AB & Co. currently expects to vote all of its Shares with respect to the removal of one or more of the Independent Directors who are then serving on the Board, it has not made a voting decision with respect to which, if any, of the Independent Directors it will vote to remove at the Special Meeting.

VOTING AND PROXY PROCEDURES

Only shareholders of record at the close of business on March 26, 2010 (the “Record Date”) will be entitled to notice of, to attend and to vote at the Special Meeting.  Shareholders who sell Shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such Shares.  Shareholders of record on the Record Date will retain their voting rights in connection with the Special Meeting even if they sell such Shares after the Record Date.

Under the BCL and the By-Laws, the presence, in person or by proxy, of the holders of a majority of the outstanding Shares entitled to vote on a particular matter is necessary to constitute a quorum of shareholders to take action at the Special Meeting with respect to such matter.  For these purposes, Shares that are present, or represented by a proxy, at the Special Meeting will be counted for quorum purposes regardless of whether the holder of the Shares or proxy fails to vote on any particular matter, or “abstains” on any matter, or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any particular matter.  Once a quorum of the shareholders is established, under the BCL and the Company’s By-Laws, each Independent Director with respect to whom a majority of the Shares represented at the Special Meeting are voted in favor of removal will be removed and any other matter presented at the Special Meeting will be decided by a majority of the votes cast on the matter.  For voting purposes (as opposed to for purposes of establishing a quorum) abstentions and broker “non-votes,” if any, will have the same effect as a vote against the removal of an Independent Director, but will have no effect in determining whether any other matter has been approved.

Shares held in “street name” and held of record by banks, brokers or nominees may not be voted by such banks, brokers or nominees unless the beneficial owners of such Shares provide them with instructions on how to vote.

Shares represented by properly executed proxy cards will be voted at the Special Meeting as marked and, in the absence of specific instructions, will be treated as abstentions from the Proposal.

Shareholders may revoke their proxies at any time prior to exercise by attending the Special Meeting and voting by ballot in person (although attendance at the Special Meeting will not, in and of itself, constitute revocation of a proxy) or by delivering a written notice of revocation.  The revocation may be delivered either to the Company at 220 East 42nd Street, New York, New York 10017, or any other address provided by the Company.  The delivery of a subsequently dated proxy that is properly completed will also constitute a revocation of any earlier proxy.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by the Company at the request of AB & Co. as majority shareholder of the Company.  Proxies may be solicited by mail, fax, telephone, e-mail, over the Internet and in person.  The Company will also request banks, brokers and other nominees to forward proxy solicitation material to the beneficial owners of Shares that the banks, brokers and nominees hold of record.  Upon request, the Company will reimburse them for their reasonable out-of-pocket expenses.

The entire expense of soliciting proxies is being borne by the Company.  Costs of this solicitation are currently estimated to be approximately $[●].  The Company estimates that through the date of this Proxy Statement, its expenses in connection with this solicitation are approximately $[●].  The Company does not intend to use the services of a proxy solicitation firm in connection with the Special Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March [●], 2010 as to Shares held by persons known to the Company to be the beneficial owners of more than 5% of the Company’s Shares.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Arnold Bernhard & Co., Inc.	8,633,733	86.5%
220 East 42nd Street
New York, NY 10017

The following table sets forth information as of March [●], 2010 with respect to Shares owned by each director of the Company, by each executive officer listed in the Summary Compensation Table and by all directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
Stephen R. Anastasio	100		*
Mitchell E. Appel	200		*
Howard A. Brecher	200		*
Edgar A. Buttner	100		*
Jean B. Buttner(a)	8,633,833	(1)	86.5
David T. Henigson(b)	0		*
Ruth Legon	0		*
Herbert Pardes	100		*
Robert M. Perkins	0		*
Marion Ruth	200		*
Thomas T. Sarkany	0		*
Edward J. Shanahan	100		*
All directors and executive officers as a group	8,634,833		86.5
(12 persons)
_______________
*	Less than one percent

(1)	Includes 8,633,733 Shares (86.5% of the outstanding Shares) owned by AB & Co. Mrs. Buttner is the sole voting shareholder of AB & Co.

(a)	Mrs. Buttner resigned as Chairman of the Board and Chief Executive Officer of the Company on November 4, 2009.

(b)	Mr. Henigson resigned as Vice President and Director of the Company on November 4, 2009.

DIRECTORS

Information concerning the directors appears in the following table.  Except as otherwise indicated, each of the following persons has held an executive position with the companies indicated for at least five years.

Director, Age as of March 16, 2010 and Principal Occupation	Director Since

Howard A. Brecher (56). Acting Chairman of the Board, Acting Chief Executive Officer of the Company; Vice President, Secretary, Treasurer, General Counsel and Director of AB & Co.; Vice President and Secretary of each of the Value Line Funds since June 2008. Secretary of the Adviser since February 2009.	1992

Dr. Edgar A. Buttner (47). Instructor and Researcher, McLean Hospital, since 2002; Postdoctoral Fellow, Research Associate, Harvard University, 2003-2007; Postdoctoral Fellow, Massachusetts Institute of Technology, 1997-2001; MD and PhD, Columbia University; Director of AB & Co. Dr. Buttner is the son of Mrs. Buttner, the former Chairman and Chief Executive Officer of the Company and the Chairman and Chief Executive Officer, and beneficial owner of all of the outstanding voting stock of, AB & Co.	2003

Dr. Herbert Pardes (75). President and CEO of New York-Presbyterian Hospital.	2000

Marion N. Ruth (75). President, Ruth Realty (real estate broker). Director or Trustee of each of the Value Line Funds until 2005.	2005

Edward J. Shanahan (66). President and Headmaster, Choate Rosemary Hall; Director and Chairman, Foundation for Greater Opportunity (independent educational foundation).	2004

Ruth Legon (74). Private Investor. Trustee, Ice Theatre of New York since 1998.	2009

Robert M. Perkins (74). President, Perkins Values and Findings, Inc. (registered investment adviser) 1984-2005.	2009

Thomas T. Sarkany (63). Secretary of the Company, Marketing Director of Value Line Funds, Administrative Director of the Company’s asset management business and Director of the Company’s Copyright Data Division.	2010

Mitchell E. Appel (39). Chief Financial Officer of the Company since April 2008 and previously from September 2005 through November 2007. Chief Financial Officer of XTF Asset Management from November 2007 through April 2008. President of Value Line Funds since June 2008. President of EULAV Asset Management, LLC since February 2009 and President of ESI since February 2009. Treasurer of the Company from June 2005 through September 2005.	2010

Stephen R. Anastasio (50). Treasurer of the Company. Treasurer of Value Line Funds from September 2005 through July 2008.	2010

Director Qualifications

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board focused primarily on the information discussed in each of the directors’ individual histories set forth above and the recommendations of the Company’s majority shareholder.  In particular, with regard to Mr. Brecher, the Board considered his nearly 20 years experience with the Company in both legal and operational roles, as well as his extensive knowledge of the Company’s product lines.  The Board considered that Mr. Sarkany had over 15 years experience with the Company, during which time he had direct responsibility for all marketing matters relating to the Company’s asset management business.  The Board considered Mr. Appel’s five years of service with the Company in his roles as Treasurer, Chief Financial Officer and, more recently, President of the Company’s asset management and fund distribution business.  In addition, Mr. Appel has over 10 years of experience in the asset management and fund distribution business.  The Board considered that Mr. Anastasio had nearly 20 years experience with the Company in his roles as Controller, Chief Financial Officer and Treasurer.  The Board also considered that Mr. Anastasio is a Certified Public Accountant with extensive knowledge of corporate taxation regulations.  With regard to Dr. Buttner, the Board considered that he is an award winning neurological research scientist who manages the planning and operations of a significant research laboratory.  He also serves on the board of directors of AB & Co.  With regard to Dr. Pardes, the Board considered that he is the President and Chief Executive Officer of New York-Presbyterian Hospital – responsible for overseeing patient care and operating a complex organization with all of its attendant legal, financial and operational concerns.  With regard to Mr. Shanahan, the Board considered that he was previously the chairman of an insurance company and is the President and Headmaster of Choate Rosemary Hall, responsible for overseeing a complex organization and balancing educator and student issues with legal, financial and operational concerns.  The Board considered that Mr. Perkins, former managing director of Credit Suisse First Boston, has substantial experience in fixed income securities sales and syndication.  The Board considered that Ms. Ruth owns and operates a local real estate business requiring knowledge of economic trends, real property valuation, budgeting and staff oversight.  With respect to Ms. Legon, the Board considered that she had board of director experience as the member of a board of a non-profit organization and that she is an experienced private investor.

Board Meetings

During the fiscal year ended April 30, 2009, there were five meetings of the Board.  Each director elected prior to the beginning of the Company’s 2009 fiscal year attended at least 75% of the meetings of the Board and of each committee on which he or she served held during the Company’s 2009 fiscal year.  Ms. Legon and Mr. Perkins were appointed directors during the fiscal year ended April 30, 2009 and Messrs. Sarkany, Appel and Anastasio were appointed directors after the end of the Company’s 2009 fiscal year on February 17, 2010.  The Company does not have a policy on attendance by directors at the Company’s Annual Meeting.  One director attended the 2008 Annual Meeting and one director attended the 2009 Annual Meeting.

Board Structure and Diversity

The Board seeks to ensure that the Board is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight responsibilities effectively.  A slate of directors to be nominated for election at the annual shareholder meeting each year is approved by the Board after recommendation by the Company’s current directors, officers and majority shareholder.  In identifying nominees, the Board takes into account (i) any comments and recommendations of Board members regarding the qualifications and effectiveness of potential nominees, (ii) the requisite expertise of the Board’s overall membership composition, (iii) the independence of any potential nominees and other possible conflicts of interest, (iv) the views of the Company’s majority shareholder and (v) all other factors it considers appropriate.  Although the Company has no policy regarding diversity, the Company seeks to have a Board composed of members with diverse backgrounds, skills, experience and expertise.

The Company does not have a specific policy regarding qualifications of potential directors nominated by shareholders to the Board of Directors.  Mr. Brecher serves as both principal executive officer of the Company and as its Acting Chairman, a duality that the Board and the Company see as appropriate in light of his experience at AB & Co., which remains the majority shareholder of the Company.  The Company does not have a lead independent director at this time.

Risk Management

The Company maintains an enterprise risk management program.  The Board oversees management’s operation of the Company’s enterprise risk management program, including management’s identification of the primary risks to the Company’s business and interim updates of those risks, and periodically monitors and evaluates the primary risks associated with particular business units and functions.

The Board oversees the management of risks inherent in the operation of the Company’s businesses and the implementation of its strategies.  The Board performs this oversight role by taking into account different levels of risk in various parts of the business.  In connection with its reviews of the operations of the Company’s business units and corporate functions, the Board addresses the primary risks associated with those units and functions.  Periodically, the heads of the Company’s business units report to the Board.

Each of the Board’s Committees also oversees the management of Company risks that fall within the Committee’s areas of responsibility.  In performing this function, each Committee has full access to management.

Director Independence and Certain Board Committees

Dr. Pardes, Ms. Ruth, Mr. Shanahan, Ms. Legon and Mr. Perkins qualify as independent directors under NASDAQ Stock Market (“NASDAQ”) listing requirements, which preclude a finding of independence if the director is employed by the company or has engaged in various types of business dealings with the company.  Although the NASDAQ listing requirements generally require that a majority of the board of directors be comprised of independent directors, there is an exemption for “controlled companies”, which are companies of which more than 50% of the voting power is held by an individual, a group or another company.  Because AB & Co. owns 86.5% of the outstanding voting stock of the Company, the Company is a “controlled company” and is not subject to this requirement.  The NASDAQ listing requirements also require that a company’s audit committee consist of at least three directors, each of whom must be independent.  This requirement applies even if a company is a “controlled company.”  The Company’s Audit Committee (the “Audit Committee”) includes solely independent directors, namely Dr. Pardes, Ms. Ruth and Mr. Shanahan.  If more than two of the Independent Directors are removed at the Special Meeting, however, the Company will not have three independent directors who could serve on the Audit Committee and would be in violation of the NASDAQ listing requirement that the Company’s Audit Committee be comprised of at least three independent directors.  In such event, the Board would have to appoint one or more new independent directors to the Board and Audit Committee in order to come into compliance with the NASDAQ listing requirement.  The Acting Chief Executive Officer of the Company and AB & Co. believe that the Company will be able to promptly identify additional, qualified, independent persons to serve on the Audit Committee.

In reaching its conclusion that Dr. Pardes, Ms. Ruth and Mr. Shanahan are independent, the Board determined that there were not any relationships that would interfere with the exercise of his or her independent judgment.  In particular, the Board considered charitable contributions that had been made by the Company or affiliates to organizations with which each such director is affiliated.  All such charitable contributions were deemed immaterial relationships.  The Audit Committee held four meetings during the fiscal year ended April 30, 2009 to discuss audit and financial reporting matters with both management and the Company’s independent public accountants.

The Board has determined that no member of the Audit Committee is an “audit committee financial expert” (as defined in the rules and regulations of the SEC).  The Board believes that the experience and financial sophistication of the members of the Audit Committee are sufficient to permit the members of the Audit Committee to fulfill the duties and responsibilities of the Audit Committee.  All members of the Audit Committee meet the NASDAQ audit committee financial sophistication requirements.  The Board has adopted and annually reviewed a written charter for the Audit Committee, a copy of which was attached to the Company’s proxy statement for the Company’s 2009 Annual Meeting filed with the SEC on August 24, 2009.

The Company does not have a standing nominating committee and there is no written charter governing the nomination process.  Nominations are made annually by the Board.  The Board feels it is appropriate for the full Board to serve this function.

The Board’s process for identifying and evaluating potential nominees includes soliciting recommendations from directors and officers of the Company.  Additionally, the Board will consider persons recommended by shareholders of the Company in selecting the Board’s nominees for election.  There is no difference in the manner in which the Board evaluates persons recommended by directors or officers and persons recommended by shareholders in selecting Board nominees.

To be considered in the Board’s selection of Board nominees, recommendations from shareholders must be received by the Company in writing by at least 30 (but not more than 60) days prior to the shareholder meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided that if less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the Company as provided herein not later than the close of business on the 10th day following the earlier of the day on which such notice of the date of the meeting was mailed or the day on which public disclosure was made.  Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such persons that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act; and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Company’s books, of such shareholder proposing such nomination and any other shareholders known by such shareholder to be supporting such nomination, and (ii) the class and number of shares which are beneficially owned by such shareholder.  Recommendations should identify the submitting shareholder, the person recommended for consideration and the reasons the submitting shareholder believes such person should be considered.

Any shareholder or other interested party who desires to communicate with any director may do so by writing to the director, c/o Value Line, Inc., 220 East 42nd Street, New York, NY 10017.

A director who is also an employee of the Company receives no compensation for his service on the Board in addition to that compensation which he receives as an employee.  A director who is not an employee of the Company is paid a director’s fee of $25,000 per year.  Members of the Audit Committee are paid an additional fee of $20,000 per year.  Compensation for other committee service is determined by the Board from time to time.

OTHER MATTERS AND ADDITIONAL INFORMATION

Other Matters

The Company is unaware of any other matters to be considered at the Special Meeting.  Pursuant to the By-Laws, the business transacted at all special meetings shall be confined to the object stated in the call of the meeting.  However, should other matters that the Company is not aware of a reasonable time before this solicitation be brought before the Special Meeting, the individuals named on the enclosed proxy card will vote on such matters in accordance with their best judgment.

In its request for a call of the Special Meeting, AB & Co. also requested consideration of a proposal to take such other action, included amending the By-Laws, as may be necessary or appropriate in conjunction with the proposal to remove, without cause, one or more of the Independent Directors.  In view of the fact that such other actions likely are not necessary, AB & Co. has informed the Company that it does not currently intend to bring this proposal before the Special Meeting.

Shareholder Proposals

Shareholder proposals intended for presentation at the next Annual Meeting of Shareholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting no later than April 15, 2010.  The By-Laws contain other procedures for proposals to be properly brought before an annual meeting of shareholders.  To be timely, a shareholder must have given written notice of a proposal to the Chairman of the Board with a copy to the Secretary and such notice must be received at the principal executive offices of the Company not less than 30 nor more than 60 days prior to the scheduled annual meeting; provided, however, that if less than 40 days’ notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. Such shareholder’s notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (iii) the class and number of shares which are beneficially owned by the shareholder on the date of such shareholder notice and (iv) any material interest of the shareholder in such proposal.  The foregoing deadline is also the deadline for shareholder proposals to be timely for the purposes of Rule 14a-4(c) of the Securities Exchange Act.

Important Notice Regarding the Availability of Proxy Materials for the Special Shareholder Meeting to be Held on April 16, 2010

This Proxy Statement and form of proxy are available at http://www.shareholdermaterial.com/Valueline.

PRELIMINARY FORM OF PROXY CARD—SUBJECT TO COMPLETION

VALUE LINE, INC.

SPECIAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED BY THE COMPANY AT THE REQUEST OF AB & CO.

The undersigned appoints Howard A. Brecher and Thomas T. Sarkany, and each of them, attorneys and agents with full power of substitution to vote all common shares, par value $0.10 per share (the “Shares”), of Value Line, Inc. (the “Company”) that the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders called by the Company at the request of Arnold Bernhard & Co., Inc. (“AB & Co.”) to be held on April 16, 2010 and any postponement or adjournment thereof (the “Special Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the Shares held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.  If properly executed, this proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Special Meeting that are unknown to the Company a reasonable time before this solicitation.

The validity of this proxy is governed by the New York Business Corporation Law.  This proxy does not revoke any prior powers of attorney except for prior proxies given in connection with the Special Meeting.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSAL
ON THE REVERSE, THE SHARES REPRESENTED BY THIS PROXY WILL BE TREATED AS ABSTAINING FROM THE PROPOSAL.

The Board is not making any recommendation to shareholders as to how they should vote their Shares on the Proposal.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Please mark vote as in this example             ☒

Proposal.                      To remove, without cause, one or more of the following members of the Board of Directors (the “Independent Directors”) of the Company: Marion Ruth, Ruth Legon, Edward J. Shanahan, Herbert Pardes and Robert M. Perkins (and any person or persons elected, appointed or designated by the Board to fill any vacancy or newly created directorship on or after February 26, 2010, and prior to completion of the Special Meeting):

	FOR REMOVAL	AGAINST REMOVAL	ABSTAIN

Marion Ruth	☐	☐	☐
Ruth Legon	☐	☐	☐
Edward J. Shanahan	☐	☐	☐

Herbert Pardes	☐	☐	☐
Robert M. Perkins	☐	☐	☐

AS A RESULT OF ITS OWNERSHIP OF APPROXIMATELY 86.5% OF THE SHARES, AB & CO. HAS THE RIGHT TO VOTE A SUFFICIENT NUMBER OF SHARES AT THE SPECIAL MEETING TO APPROVE THE PROPOSAL AND, IF IT SHOULD SO ELECT, TO REMOVE ONE OR MORE OF THE INDEPENDENT DIRECTORS WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER HOLDER OF SHARES.  ACCORDINGLY, IF AB & CO. DETERMINES TO VOTE ITS SHARES IN FAVOR OF THE REMOVAL OF ANY INDEPENDENT DIRECTOR OR OTHER PROPOSAL PRESENTED AT THE SPECIAL MEETING, THE APPROVAL OF SUCH PROPOSAL AT THE SPECIAL MEETING IS ASSURED WITHOUT THE VOTE OF ANY OTHER SHAREHOLDER.

DATED:

(Signature)

(Signature, if held jointly)

(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN.  EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.  PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.

ADMISSION TICKET

VALUE LINE, INC.
Special Meeting of Shareholders
April 16, 2010
9:00 a.m., New York City time

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036

If you attend the Special Meeting of Shareholders,
please bring this Admission Ticket as well
as a form of government issued photo identification.

Non-Transferable	Non-Transferable

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL SHAREHOLDERS’ MEETING TO BE HELD ON APRIL 16, 2010: Copies of this Proxy Statement and the form of the Proxy are available online at http://www.shareholdermaterial.com/ValueLine

▼   FOLD AND DETACH HERE   ▼